Third Quarter 2017 SLM CORPORATION INVESTOR PRESENTATION Exhibit 99.1

| 2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of July 19, 2017 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended June 30, 2017, the Form 10-Q for the quarter ended June 30, 2017 (filed with the Securities and Exchange Commission (“SEC”) on July 19, 2017), and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016 (filed with the SEC on Feb. 24, 2017) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans made by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The dif ference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – GAAP Consolidated Earnings Summary-’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”.

3 Sallie Mae Brand • #1 saving, planning and paying for education company with 40 years of leadership in the education lending market • Top ranked brand: 6 out of 10 consumers of education finance recognize the Sallie Mae brand • Industry leading market share in private education lending: 54% market share(1) • Over 2,400 actively managed university relationships across the U.S. • Complementary consumer product offerings • Over one million long-term engaged customers across the Sallie Mae brands (1) Source: MeasureOne CBA Report as of December 2016

| 4 Sallie Mae Overview Sallie Mae Key Statistics for Q2 2017 − $0.16 “Core Earnings” Diluted Earnings Per Common Share 1,2 − Portfolio of $15.5 billion of high quality Private Education Loans − 77% of Private Education Loans disbursed in Q2 are cosigned, 78% in Q2 2016 − Average Q2 Private Education Loan originations FICO of 745 − 79% of Private Education Loans outstanding have origination FICO ≥ 700 − $1.3 billion in cash − Net interest income= $270 million − Net interest margin= 5.91% − Private Education Loan yield= 8.33% A diversified approach to funding which includes: − $13.8 billion in deposits −$7.0 billion brokered deposits −$6.8 billion in retail and other deposits − $750 million multi-year asset-backed commercial paper funding facility − $2.7 billion of Private Education Loan term securitizations outstanding − Raised $200 million in 5.125% Senior Unsecured notes on April 5, 2017 with proceeds that were used to redeem the 6.97 percent Cumulative Redeemable Preferred Stock, Series A on May 5, 2017 (1) The difference between “Core Earnings” and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 26 for a reconciliation of GAAP and “Core Earnings” . (2) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

5 ($B as of 6/30/17) Assets 19.5 - FFELP Loans 1.0 - Private Loans 15.5 - Deposits 13.8 - Preferred Equity 0.4 - Common Equity 1.9 - Private Education Loan - Originator and Servicer Deposits - Upromise Rewards - Credit Card - - National sales and marketing - Largest salesforce in the industry - Specialized underwriting capability - Capital markets expertise Sallie Mae Summary - Leading private education loan franchise - Conservative credit and funding - Expanding consumer finance product suite Strategic Overview Key Businesses Balance Sheet Competitive Advantage

6

Favorable Student Loan Market Trends

Academic Year Enrollment at Four-Year Degree Granting Institutions[1]


(millions)
12.9
13.3
13.4
13.5
13.4
13.5
09/10
10/11
11/12
12/13
13/14
14/15

Annual Cost of Education[2]


(thousands)
Public
Private
$15
$35
$16
$36
$17
$38
$18
$39
$18
$41
$19
$42
$20
$44
$20
$45
09/10
10/11
11/12
12/13
13/14
14/15
15/16
16/17

Estimated Total Cost of Education – 2015 / 2016 AY[3]


(billions)
Ed. Tax Benefit / Work Study $19
Private Education Loans $10
Federal Loans $96
Grants $126
Family Contributions $166
Total Estimated Cost: $417

Cost of College (Based on a Four-Year Term)[4]


(thousands)
AY 06/07
AY 16/17
$122
$105
$17
$51
$34
$17
$181
$154
$27
$80
$53
$27
Full-Time Private School
Full-Time Public School
Full-Time Private School
Full-Time Public School
Stafford Loan Limit
Cost of Attendance Gap

(1) Source: U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2022 (NCES, February 2014), Enrollment in Postsecondary Institutions

(2) Source: Trends in College Pricing.© 2016 The College Board, www.collegeboard.org, Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment-weighted

(3) Source: Total post-secondary education spend is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the US Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2022 (NCES 2014, February 2014), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2016. © 2016 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2016. © 2016 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates and Company Analysis. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previously reported results to vary. We have also restated figures in our Company Analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers.

(4) Source: Trends in College Pricing.© 2016 The College Board, www.collegeboard.org, U.S. Department of Education 2016

7 Relationship Between Higher Education, Income and Employment(1) 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Less than H.S. High school Some college Associate Bachelor's Master's Doctorate Professional Unemployment Average weekly income Higher Education Value Proposition $ 7,499 $ 9,690 $ 14,245 $ 15,780 $ 17,500 Silents in 1965 Early Boomers in 1979 Late Boomers in 1986 Gen Xers in 1995 Millenials in 2013 Key Statistics • The unemployment rate for individuals 25 to 34 years old with four-year college degrees was 2.5%, compared to 6.2% for high school graduates(3) • 64% of students graduate with student loans in AY 2014-2015(4) • 67% of student loan borrowers have debt balances less than $25,000 and 4% have balances above $100,000 (average borrowings of $26,700) (4) (1) Source: U.S. Bureau of Labor Statistics- “Earnings and Unemployment Rates by Education Attainment” as of March 15, 2016 (2) Source: PEW Research Center- The Rising Cost of Not Going to College-February 2014 (3) Source: U.S. Bureau of Labor Statistics- Current Population Survey As of June 2017 (4) Source: Trends in Student Aid.© 2015 The College Board, www.collegeboard.org, U.S. Department of Education 2015 Incremental Earnings From a College Degree Have Increased For Generations(2)

8 Product Features • Offers three repayment options while in school, which include Interest Only, $25 Fixed Payment and Deferred Repayment • Variable and Fixed Interest Rate Options • All loans are certified by the school’s financial aid office to ensure all proceeds are for educational expenses Distribution Channels • Nationally recognized brand • Largest national sales force in industry actively manages over 2,400 college relationships • Represented on vast majority of college directed preferred lender lists • Significant marketing experience to prospective customers through paid search, affiliates, display, direct mail and email • Leverage low cost customer channels to contribute to significant serialization in following years • Marketing and distribution through partnerships with banks, credit unions, resellers and membership organizations Smart Option Overview

9 High Quality Private Education Loan Growth

10

Analytical Approach to Credit


Borrower/Cosigner
Submit Application
Disbursement
Initial Screen
$1,000 minimum loan
Minimum FICO of 640
No existing SLM 30+ day past dues
No student loans 90+ day past dues
No recent bankruptcy
2+ trades for cosigners and 4+ trades for non-cosigner
Asset expertise and rigorous underwriting driven by large volume of historical data
~1.3mm annual applications
~40% approval rate
Manual Review
~8% of applications
Pass risk scores, but require further review due to credit concerns
Thorough review of bankruptcies, collection accounts, etc.
Higher levels of existing student debt
High credit utilization
Review Process
Custom Scorecard
Multi-scenario approach that predicts percentage of borrowers likely to reach 90+ days past due
Built in coordination with Experian Decision Analytics
Applies 15 – 18 application and credit bureau attributes
Review Process

11 High Quality Private Education Portfolio Customer FICO at Original Approval Smart Option Payment Type Portfolio Interest Rate Type Variable 81% Fixed 19% 780+ 30% 740 - 780 23% 700 - 740 26% <700 21% Weighted Average FICO: 746 Portfolio by Originations Vintage Interest Only 22% Fixed Pay 31% Deferred 47% Smart Option Loans: $15.0 billion Pre 2012 4%2012 6% 2013 12% 2014 19% 2015 25% 2016 28% 2017 6% Weighted Average Age of Loan: ~2.3 years As of 6/30/17

12

Conservative Funding Approach

Stable deposit base with no branch overhead

- Diversified mix of retail and other core savings, MMDA and CDs
- Brokered deposits used as alternative funding source

Term funding / securitizations will augment deposit funding for future growth

- Experienced capital markets team
- Capacity to securitize $2 – $3billion of private education loans

Multi-year revolving conduit facility

- Provides seasonal loan funding and backup liquidity
- Multi-year $750 million conduit provided by consortium of banks

Substantial liquidity portfolio

- $1.3 billion of on-balance sheet cash as of 6/30/17



2Q 2017
Target
17%
42%
41%
20%
80%
Debt
Brokered deposits
Retail deposits

13 Delinquency and Default Performance (As a % of Loans in P&I Repayment)(1),(2),(3) 31-60 Day Delinquency 91+ Day Delinquency 61-90 Day Delinquency Annualized Gross Default Rate As of 6/30/17 (1) For important information regarding historical performance data, see pages 27 and 28. (2) ‘Loans in P&I Repayment’ include only those loans for which scheduled principal and interest payments were due at the end of the applicable monthly reporting period. (3) Delinquency and Default rates are calculated as a percentage of loans in principal and interest (P&I) repayment.

14 Cumulative Defaults by P&I Repayment Vintage(1),(2),(3) Smart Option Cumulative Gross Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period As of 6/30/17 (1) For important information regarding historical performance data and an explanation of the data and calculations underlying this chart, see pages 27-29. (2) For 2010-2014 P&I repayment vintages only- Data for Legacy SLM, Navient and Sallie Mae Bank serviced portfolios combined. Certain data used in the charts above was provided by Navient under a data sharing agreement. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. (3) For 2015- 2016 P&I repayment vintages only- Data for Sallie Mae Bank serviced loans only – All loans covered are serviced by Sallie Mae Bank, regardless of whether the loans were originated by Sallie Mae Bank when it was part of legacy SLM, or by Sallie Mae Bank post Spin-Off, and regardless of whether the loans are held by an ABS trust. Note: Legacy SLM and Navient portfolio serviced pursuant to a 212 day charge-off policy. Sallie Mae Bank portfolio serviced pursuant to a 120 day charge-off policy. Historical trends may not be indicative of future performance. 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 0 1 2 3 4 5 6 7 8 C u m u la ti v e D e fa u lt s a s a % o f D is burs e d P ri nci p a l E n te ri ng P & I R e pa y m e n t Years Since First P&I Repayment Period 2010 2011 2012 2013 2014 2015 2016 3.9% 3.0% 0.9% 4.9% 4.2% 6.0% 6.8%

15 Financial Review • Private Education Loan portfolio growth of 27% in Q2 2017 vs. Q2 2016 • Conservatively funded with 13.7% risk based capital at the end of Q2 2017 • Growing deposit base coupled with term funding from securitizations • Return on Common Equity (Core) and Return on Assets (Core) in Q2 2017 was 14.3% and 1.5%, respectively • Core EPS of $0.16 in Q2 2017 vs. $0.12 in Q2 2016

16 Celebrating Sallie Mae Q2 2017 awards and recognition

17 • Market share leader in private student loan industry • High quality assets and conservatively funded balance sheet • Predictable balance sheet growth • Strong capital position and funding capabilities • A financial services company with high growth trajectory and excellent return on equity Sallie Mae Bank

18 ABS Supplement

19 Sallie Mae’s Smart Option Loan Product Overview • The Smart Option loan product was introduced by Sallie Mae in 2009 • The Smart Option loan program consists of: – Smart Option Interest Only loans - require full interest payments during in-school, grace, and deferment periods – Smart Option Fixed Pay loans - require $25 fixed payments during in-school, grace, and deferment periods – Smart Option Deferred loans – do not require payments during in-school and grace periods • Variable rate loans indexed to LIBOR, or fixed rate • Smart Option payment option may not be changed after selected at origination • Underwritten using proprietary credit score model • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools Smart Option Loan Program Origination Channel School Typical Borrower Student Typical Co-signer Parent Typical Loan $10,000 avg orig bal, 5 to 15 yr term, in-school payments of interest only, $25 fixed or fully deferred Origination Period March 2009 to present Certification and Disbursement School certified and school disbursed Borrower Underwriting FICO, custom credit score model, and judgmental underwriting Borrowing Limits Up to the full cost of education, less grants and federal loans Historical Risk-Based Pricing L + 2% to L + 14% Dischargeable in Bankruptcy No (1) Additional Characteristics • Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board • Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs • Both Title IV and non-Title IV schools (1) Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship“.

20

Sallie Mae Bank ABS Summary

	14-A	15-A	15-B	15-C	16-A	16-B	16-C	17-A
Issuance Date	8/7/2014	4/23/2015	7/30/2015	10/27/2015	5/26/2016	7/21/2016	10/12/2016	2/8/2017
Total Bond Amount ($mil)	$382	$704	$714	$701	$551	$657	$674	$772
Initial AAA Enhancement (%)	21%	23%	22%	23%	20%	19%	16%	17%
Initial Class B Enhancement (%)	12%	13%	13%	14%	12%	12%	10%	11%
Wtd Avg Spread over Benchmarks								
'AAA' Rated A Classes (%)	+1.17%	+1.01%	+1.27%	+1.49%	+1.38%	+1.36%	+1.00%	+0.82%
A and B Classes Combined (%)	+1.39%	+1.28%	+1.50%	+1.74%	+1.60%	+1.55%	+1.15%	+0.93%
Loan Program (%)								
Smart Option	100%	100%	100%	100%	100%	100%	100%	100%
Loan Status (%)[1]								
School, Grace, Deferment	91%	79%	78%	73%	75%	74%	70%	65%
P&I Repayment	9%	20%	21%	24%	23%	25%	28%	33%
Forbearance	0%	2%	1%	3%	2%	2%	2%	2%
Wtd Avg Term to Maturity (Mo.)	140	133	130	127	135	133	131	131
% Loans with Cosigner	93%	92%	92%	92%	92%	92%	92%	92%
Not For Profit (%)	89%	86%	87%	87%	87%	87%	89%	90%
Wtd Avg FICO at Origination	747	747	746	747	747	747	748	746
Wtd Avg Recent FICO at Issuance	745	744	741	747	743	745	745	744
WA FICO at Origination (Cosigner)	750	750	749	750	750	750	750	748
WA Recent FICO at Issuance (Cosigner)	748	748	745	750	747	749	748	748
WA FICO at Origination (Borrower)	708	714	715	714	719	719	721	720
WA Recent FICO at Issuance (Borrrower)	701	702	699	701	704	708	708	705
Variable Rate Loans (%)	85%	82%	82%	82%	82%	82%	80%	81%
Wtd Avg Annual Borrower Interest Rate	7.82%	8.21%	8.21%	8.27%	8.22%	8.24%	8.26%	8.39%

(1) *Smart Option loans considered in 'P&I Repayment' only if borrowers are subject to full principal and interest payments on the loan.*

Note: Pool characteristics as of the Statistical Cutoff Date for the respective transaction

21 Sallie Mae Bank ABS Structures (1) Overcollateralization for Class A & B bonds (2) Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. SMB 2017-A SMB 2016-C Size $772.0MM $674.0MM Pricing Date January 31, 2017 October 5, 2016 Collateral Smart Option Private Education Loans Smart Option Private Education Loans Servicer Sallie Mae Bank Sallie Mae Bank Overcollateralization (1) 11% 10% Pricing Prepayment Speed (2) 6% 6% Tranche Structure WA Borrower Interest Rate 8.39% 8.26% WA FICO at Issuance 746 748 % Loans with Cosigner 92% 92% Variable Rate Loans 81% 80% Class Amt ($mm) Mdy's WAL Pricing A-1 247.00 Aaa 1.24 1mL +55 A-2a 227.00 Aaa 5.57 IntS +105 A-2b 150.00 Aaa 5.57 1mL +110 B 50.00 Aa3 9.42 IntS +190 Class Amt ($mm) Mdy's WAL Pricing A-1 292.00 Aaa 1.24 1mL +45 A-2a 215.00 Aaa 5.73 IntS +85 A-2b 215.00 Aaa 5.73 1mL +90 B 50.00 Aa3 9.45 IntS +160

22

Sallie Mae Bank Servicing Policies

Policy	Pre-Spin, Legacy SLM Serviced	Post-Spin, Sallie Mae Bank Serviced
Delinquencies	All loans serviced by an affiliate of legacy SLM; loan owned by Sallie Mae Bank sold to legacy SLM after becoming 90+ days past due.	Sallie Mae Bank collects delinquent loans thru charge-off, placing emphasis on returning loans to current status during early delinquency.
Charge-offs	Loans serviced by legacy SLM charge off at 212+ days past due.	Loans serviced by Sallie Mae Bank charge off at 120+ days past due.
Recoveries	Post-charge off collections managed by legacy SLM; recoveries realized over 10+ years.	Charged-off loans either collected internally or sold to third parties. Recoveries recognized immediately if charged-off loans sold to third parties.
Forbearance	Granted for 3 mo. intervals with a 12 month maximum, with fee.	Granted for 3 mo. intervals with a 12 month maximum, no fee.

Sallie Mae Bank Forbearance Policy -

- First choice is always to collect a payment from the borrower or co-signer
- If payment is not possible, forbearance temporarily provides borrowers limited time to improve their ability to repay during temporary economic hardship
- The vast majority of loans do not use forbearance; those that do, remain in forbearance for less than 12 months

23 Sallie Mae Bank Collections Each customer is approached individually, and the account manager is educated and empowered to identify optimal resolution • Co-borrowers are contacted and collected with similar efforts as the primary borrower Sallie Mae Bank employs a front-loaded, stage based collections approach: • Early Stage Loan Collections (1 – 29 days delinquent as of the first of the month) – Calling activity begins as early as 1 cycle day behind (5 days past their due date in most instances) – Dialer based calling and automated messaging are leveraged for early delinquency – E-mail and letter campaigns complement calling efforts • Mid-Stage Loan Collections (30 – 59 days delinquent as of the first of the month) – Continue early stage activities – Account is assigned to a collector’s queue based on the delinquency and the type of loan. Collection campaign includes telephone attempts and manual skip tracing • Late Stage Loan Collections (60+ days delinquent as of the first of the month) – Continue both early and mid-stage activities – Tenured route management collectors and customized letter campaigns Cash collection is the primary focus, but a variety of tools are also available to collectors to aid in resolving delinquency: – Auto pay – Monthly payment made automatically, prior delinquency cleared with forbearance – Three Pay – After three scheduled monthly payments are made, prior delinquency cleared with forbearance – Rate Reduction – Reduce rate for monthly payment relief, enrolled after three qualifying payments – Rate Reduction with Term Extension – Reduced rate and extended term – Additional programs are available when all other methods are not adequate Bankruptcy Collections Policy – Collection activity stops if both parties on the loan file bankruptcy (borrower and cosigner) or on a non- cosigned loan; otherwise, collections can continue on the non-filing party

24 Sallie Mae Bank Smart Option Private Education Loans FFELP vs. Sallie Mae Bank Smart Option Private Education Loan Comparison FFELP Stafford Loans Sallie Mae Bank Smart Option Private Education Loans(1) Borrower Student Student or Parent Co-signer None Typically a parent Lender Eligible banks and private lenders under FFELP Banks and other private sector lenders Guarantee 97-100% of principal and interest by the U.S. Department of Education Not guaranteed by the U.S. Government or any other entity Interest Subsidy/Special Allowance Payments Paid by the U.S. Department of Education Not Applicable Underwriting Borrower must have no outstanding student loan defaults or bankruptcy Consumer credit underwriting, with minimum FICO, custom credit score model, and judgmental underwriting Pricing Fixed or floating rate depending on origination year and loan program Risk-based pricing, with a variable rate indexed to LIBOR or a fixed rate for life Maximum Amount per Year $5,500-$7,500 for dependent student, based on year in school Up to the full cost of education, less grants and federal loans Repayment Term 10 years, with repayment deferred until after graduation 5 to 15 years, may pay interest or a $25 fixed payment while in school, or may be deferred until after graduation or other separation Collections Based on prescribed U.S. Dept of Education regulations Consumer loan collections activities typical for unsecured consumer credit Deferment Permitted for a variety of reasons, including economic hardship Granted to students who return to school, or are involved in active military service Forbearance Permitted for a variety of reasons, including economic hardship Typically granted for economic hardship, up to a maximum of 12 months Dischargeable in Bankruptcy No No (1) (1) Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship“.

25 Appendix

26 “Core Earnings” to GAAP Reconciliation (1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. (2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

27 Important Information Regarding Historical Loan Performance Data On April 30, 2014 (the “Spin-Off Date”), the former SLM Corporation legally separated (the “Spin-Off”) into two distinct publicly traded entities: an education loan management, servicing and asset recovery business called Navient Corporation (“Navient”), and a consumer banking business called SLM Corporation. SLM Corporation’s primary operating subsidiary is Sallie Mae Bank. We sometimes refer to SLM Corporation, together with its subsidiaries and its affiliates, during the period prior to the Spin-Off as “legacy SLM.” In connection with the Spin-Off, all private education loans owned by legacy SLM, other than those owned by its Sallie Mae Bank subsidiary as of the date of the Spin-Off, and all private education loan asset-backed securities (“ABS”) trusts previously sponsored and administered by legacy SLM were transferred to Navient. As of the Spin-Off Date, Navient and its sponsored ABS trusts owned $30.8 billion of legacy SLM’s private education loan portfolio originated both prior to and since 2009. As of the Spin-Off Date, Sallie Mae Bank owned $7.2 billion of private education loans, the vast majority of which were unencumbered Smart Option Student Loans originated since 2009. Legacy SLM’s Private Education Loan and ABS Programs Prior to the Spin-Off In 1989, legacy SLM began making private education loans to graduate students. In 1996, legacy SLM expanded its private education loan offerings to undergraduate students. Between 2002 and 2007, legacy SLM issued $18.6 billion of private education loan-backed ABS in 12 separate transactions. In 2008, in response to the financial downturn, legacy SLM revised its private education loan underwriting criteria, tightened its forbearance and collections policies, ended direct-to-consumer disbursements, and ceased lending to students attending certain for-profit schools. Legacy SLM issued no private education loan ABS in 2008. In 2009, legacy SLM introduced its Smart Option Student Loan product and began underwriting private education loans with a proprietary custom credit score. The custom credit score included income-based factors, which led to a significant increase in the percentage of loans requiring a co-signer, typically a parent. The initial loans originated under the Smart Option Student Loan program (the “Interest Only SOSLs”) were variable rate loans and required interest payments by borrowers while in school, which reduced the amounts payable over the loans’ lives and helped establish repaymen t habits among borrowers. In 2010, legacy SLM introduced a second option for its Smart Option Student Loan customers, which required a $25 fixed monthly payment while borrowers were in school (the “Fixed Pay SOSLs”). In 2011, legacy SLM introduced another option for its Smart Option Student Loan customers, which allowed borrowers to defer interest and principal payments until after a student graduates or separates from school (the “Deferred SOSLs”). In 2012, legacy SLM introduced a fixed rate loan option for its Interest Only, Fixed Pay and Deferred SOSLs. Borrowers must select which of these options they prefer at the time of loan origination and are not permitted to change those options once selected. In 2011, legacy SLM included private education loans originated under the Smart Option Student Loan program in its ABS pools for the first time. Between 2011 and 2014, the mix of Smart Option Student Loans included in legacy SLM’s private education loan ABS steadily increased as a percentage of the collateral pools, from 10% initially to 64% in later transactions. Sallie Mae Bank’s Private Education Loan and ABS Programs Post-Spin Off Originations. Following the Spin-Off, Sallie Mae Bank continued to originate loans under the Smart Option Student Loan program. As of December 31, 2016, it owned $14.1 billion of private education loans, the vast majority of which were Smart Option Student Loans originated since 2009, and over 85% of which were originated between 2013 and 2016. Navient ceased originating private education loans following the Spin-Off. Servicing. Immediately prior to the Spin-Off, Sallie Mae Bank assumed responsibility for collections of delinquent loans on the vast majority of its Smart Option Student Loan portfolio. Following the Spin-Off Date, Navient continued to service all private education loans owned by the two companies on its servicing platform until October 2014, when servicing for the vast majority of Sallie Mae Bank’s private education loan portfolio was transitioned to Sallie Mae Bank. Sallie Mae Bank now services and is responsible for collecting the vast majority of the Smart Option Student Loans it owns. Securitization and Sales. In August 2014, Sallie Mae Bank sponsored its first private education loan ABS, SMB Private Education Loan Trust 2014-A (the “SMB 2014-A transaction”). Because this transaction occurred prior to the transfer of loan servicing from Navient to Sallie Mae Bank, Sallie Mae Bank acted as master servicer for the transaction and Navient as subservicer, and the loan pool is serviced pursuant to Navient servicing policies. In April 2015, Sallie Mae Bank sponsored a second securitization and residual sale, SMB Private Education Loan Trust 2015-A. In July 2015, Sallie Mae Bank sponsored its first on-balance sheet term securitization, SMB Private Education Loan Trust 2015-B. In October 2015, Sallie Mae Bank sponsored another securitization and residual sale, SMB Private Education Loan Trust 2015-C. In May 2016, Sallie Mae Bank sponsored another on-balance sheet term securitization, SMB Private Education Loan Trust 2016-A. In July 2016, Sallie Mae Bank sponsored another on-balance sheet term securitization, SMB Private Education Loan Trust 2016-B. In October 2016, Sallie Mae Bank sponsored another on-balance sheet term securitization, SMB Private Education Loan Trust 2016-C. In February 2017, Sallie Mae Bank sponsored another on-balance sheet term securitization, SMB Private Education Loan Trust 2017-A.Sallie Mae Bank services the loans in all of the securitizations it has sponsored following the SMB 2014-A transaction. Additional Information. Prior to the Spin-Off, all Smart Option Student Loans were originated and initially held by Sallie Mae Bank, as a subsidiary of legacy SLM. Sallie Mae Bank typically then sold certain of the performing Smart Option Student Loans to an affiliate of legacy SLM for securitization. Additionally, on a monthly basis Sallie Mae Bank sold all loans that were over 90 days past due, in forbearance, restructured or involved in a bankruptcy to an affiliate of legacy SLM. As a result of this second practice, prior to the occurrence of the Spin-Off, historical performance data for Sallie Mae Bank’s Smart Option Student Loan portfolio reflected minimal later stage delinquencies, forbearance or charge-offs. Legacy SLM collected Smart Option Student Loans pursuant to policies that required loans be charged off after 212 days of del inquency. In April 2014, Sallie Mae Bank began collecting the vast majority of its Smart Option Student Loans pursuant to policies that required loans be charged off after 120 days of delinquency, in accordance with bank regulatory guidance. As a result of the various policies described above, it was not until recently that (a) a meaningful amount of Smart Option Student Loan charge-offs occurred in Sallie Mae Bank’s portfolio, and (b) performance data on Sallie Mae Bank’s owned Smart Option Student Loan portfolio became useful as a basis for evaluating historical trends for Smart Option Student Loans. For the reasons described above, much of Sallie Mae Bank’s historical performance data does not reflect current collections and charge off practices and may not be indicative of the future performance of the Bank’s Smart Option Student Loans.

28 Important Information Regarding Historical Loan Performance Data (cont.) Types of Smart Option Loan Portfolio Data The portfolio data we used in this report comes from three separate sources of information: (1) Combined Smart Option Student Loan Portfolio Data for Legacy SLM, Navient and Sallie Mae Bank. Information in this category is presented on a combined basis for loans originated under the Smart Option Student Loan program, whether originated by Sallie Mae Bank when it was part of legacy SLM or by Sallie Mae Bank post Spin-Off, and regardless of whether the loan is currently held by an ABS trust, or held or serviced by Navient or Sallie Mae Bank. Data in this category is used in the tables below under the following headings: • “Cumulative Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period” – Only for 2010-2014 P&I Repayment Vintages This combined Smart Option Student Loan portfolio data provides insight into gross defaults of the covered vintages of Smart Option Student Loans since 2010, regardless of ownership or servicing standard. Data available for earlier periods includes a limited number of Smart Option Student Loan product types, a limited amount of loans in principal and interest repayment status, and limited periods of loan performance history. Loans contained in the combined Smart Option Student Loan portfolio category were serviced by legacy SLM prior to the Spin-Off, and by either Navient or Sallie Mae Bank after the Spin-Off. As noted above, loans serviced by legacy SLM and Navient were serviced pursuant to different policies than those loans serviced by Sallie Mae Bank after the Spin-Off. Specifically, legacy SLM charged off loans after 212 days of delinquency, and Navient has continued this policy. Sallie Mae Bank currently charges off loans after 120 days of delinquency. All loans included in the combined Smart Option Student Loan portfolio that were serviced by legacy SLM prior to the Spin-Off were serviced pursuant to a 212-day charge off policy. Following the Spin-Off, a portion of the loans included in the combined Smart Option Student Loan portfolio data have been serviced by Navient pursuant to a 212-day charge off policy, and a portion have been serviced by Sallie Mae Bank pursuant to a 120-day charge off policy. As a result, future performance of loans serviced by Sallie Mae Bank may differ from the historical performance of loans reflected in this combined Smart Option Student Loan portfolio data. (2) Smart Option Student Loan Portfolio Data for Sallie Mae Bank Serviced Loans. Information in this category is presented for loans originated under the Smart Option Student Loan program, whether originated by Sallie Mae Bank when it was part of legacy SLM or by Sallie Mae Bank post Spin-Off, and regardless of whether the loan is currently held by an ABS trust. All loans in this category are serviced by Sallie Mae Bank. Data in this category is used in the tables below under the following headings: • “Cumulative Defaults by P&I Repayment Vintage and Years Since First P&I Repayment Period” – Only for 2015 and 2016 P&I Repayment Vintages The Sallie Mae Bank Serviced portfolio data provides insight into gross defaults of the Smart Option Student Loans covered and serviced by Sallie Mae Bank since 2015, regardless of ownership. We believe historical loan performance data since 2015 is more representative of the expected performance of Smart Option Student Loans to be included in new Sallie Mae Bank trusts than data available for earlier periods. Loans contained in the Smart Option Student Loan Portfolio Data for Sallie Mae Bank Serviced Loans category were serviced by legacy SLM prior to the Spin-Off, and by Sallie Mae Bank after the Spin-Off. Sallie Mae Bank currently charges off loans after 120 days of delinquency. (3) Sallie Mae Bank-Only Smart Option Student Loan Data from and after the Spin-Off Date. Information in this category is presented from and after the Spin-Off Date for Smart Option Student Loans serviced by Sallie Mae Bank from and after the Spin-Off. Data in this category is used in the tables below under the following headings: This Smart Option Student Loan portfolio data provides insight into historical delinquencies and defaults specifically of the Smart Option Student Loans covered, regardless of the loans’ ownership at the time, or whether the loans serve as collateral for an ABS trust. We believe this data is currently the most relevant data available for assessing historical Smart Option Student Loan performance. Loans serviced by Sallie Mae Bank and contained in this Smart Option Student Loan portfolio were serviced pursuant to Sallie Mae Bank servicing policies since the Spin-Off. Sallie Mae Bank charges off loans after 120 days of delinquency in accordance with bank regulatory guidance. Future performance of loans serviced by Sallie Mae Bank may differ from the historical performance of loans reflected in this Smart Option Student Loan portfolio data. Any data or other information presented in the charts is for comparative purposes only, and is not to be deemed a part of any offering of securities. A significant portion of the Smart Option Student Loan performance data described above is provided to Sallie Mae Bank by Navient under a data sharing agreement executed in connection with the Spin-Off. This data sharing agreement expires in 2019. Under the data sharing agreement, Navient makes no representations or warranties to Sallie Mae Bank concerning the accuracy and completeness of information that it provided. Sallie Mae Bank has not independently verified, and is not able to verify, the accuracy or completeness of the data provided under the agreement. ̶ “31-60 Day Delinquencies (as a Percentage of Loans in P&I Repayment);” ̶ “61-90 Day Delinquencies (as a Percentage of Loans in P&I Repayment);” ̶ “91-plus Day Delinquencies (as a Percentage of Loans in P&I Repayment);” and ̶ “Annualized Gross Defaults (as a Percentage of Loans in P&I Repayment)”

29 Terms and calculations used in the cohort default curves are defined below:  First P&I Repayment Period – The month during which a borrower is first required to make a full principal and interest payment on a loan.  P&I Repayment Vintage – The calendar year of a loan’s First P&I Repayment Period.  Disbursed Principal Entering P&I Repayment – The total amount of disbursed loan principal in a P&I Repayment Vintage, excluding any interest capitalization.  Reported Default Data - o For loans that default prior to their First P&I Repayment Period: Loans defaulting prior to their First P&I Repayment Period are included in the P&I Repayment Vintage corresponding to the calendar year in which the default occurs, and are aggregated and reported in Year 0 of that P&I Repayment Vintage in the relevant charts and tables. For example: (a) if a loan’s First P&I Repayment Period was scheduled for 2015, but the loan defaulted in 2014, the default amount is reflected in Year 0 of the 2014 P&I Repayment Vintage; and (b) if a loan’s First P&I Repayment Period occurred in 2015, but the loan defaulted in 2015 before that First P&I Repayment Period, the default amount is reflected in Year 0 of the 2015 P&I Repayment Vintage. o For loans that default after their First P&I Repayment Period: Loans enter a particular annual P&I Repayment Vintage at different times during the P&I Repayment Vintage year. Default data is not reported for loans in a particular annual P&I Repayment Vintage until the First P&I Repayment Period has occurred for all loans in that annual P&I Repayment Vintage. Once reporting starts, data reflects defaults that occurred in a particular period through the number of months since December 31 of that annual P&I Repayment Vintage year. For example, in the relevant charts and tables included in this presentation as of June 30, 2017: (i) default data reported for loans in the 2016 P&I Repayment Vintage represents defaults occurring during the first 6 months after a loan’s First P&I Repayment Period regardless of the month in 2016 during which the first full principal and interest payment for that loan became due; and (ii) default data for loans in the 2015 P&I Repayment Vintage represents defaults occurring during the first 18 months after a loan’s First P&I Repayment Period regardless of the month in 2015 during which the first full principal and interest payment for that loan became due.  Periodic Defaults – For any loan in a particular P&I Repayment Vintage, the defaulted principal and interest is reflected in the year corresponding to the number of years since the First P&I Repayment Period for that loan.  Cumulative Defaults – At any time for a particular P&I Repayment Vintage, the cumulative sum of Periodic Defaults for that vintage. o Defaulted principal includes any interest capitalization that occurred prior to default o Defaulted principal is not reduced by any amounts recovered after the loan defaulted o Because the numerator includes capitalized interest while the denominator (i.e., Disbursed Principal Entering P&I Repayment) does not, default rates are higher than they would be if the numerator and denominator both included capitalized interest Note: Historical trends suggested by the cohort default triangles may not be indicative of future performance. Legacy SLM and Navient serviced loans were serviced pursuant to a 212 day charge off policy. Sallie Mae Bank serviced loans were serviced pursuant to a 120 day charge off policy. Smart Option Loan Program Cohort Default Curves